Exhibit 10.13
Supplemental agreement in relation to certain amendments in connection with Silversea Cruise Holding Ltd.

Dated: 29 August 2020

1.We refer to (a) the novation agreement dated 13 December 2019 (the Novation Agreement) entered into between, amongst others, Palmeraie Finance Limited as existing borrower, Royal Caribbean Cruises Ltd. as new borrower, Citibank Europe plc, UK Branch as facility agent (the Facility Agent) and the banks and financial institutions listed therein as lenders (the Lenders) and (b) the form of facility agreement in respect of hull no. A35 (the Facility Agreement) appended to the Novation Agreement.
2.Words and expressions defined in the Facility Agreement shall have the same meaning when used in this agreement.
3.It is acknowledged that the Borrower has recently made certain amendments to a number of its other facility agreements in order to provide further exemptions to restrictive covenants equivalent to those set out in sections 7.2.2 and 7.2.3 of the Facility Agreement. It has been agreed that such exemptions shall also be included in the Facility Agreement, and accordingly the Facility Agreement shall, with effect on and from the date of this agreement, be amended as follows:
(a)a new sub-paragraph f) shall be inserted into section 7.2.2 of the Facility Agreement as follows (and the remainder of the section shall be construed accordingly):

“Indebtedness of Silversea Cruise Holding Ltd. and its Subsidiaries (“Silversea”) identified in Section 1 of Exhibit F hereto”;

(b)a new sub-paragraph r) shall be inserted into section 7.2.3 of the Facility Agreement as follows (and the remainder of the section shall be construed accordingly):

“Liens on any property of Silversea identified in Section 2 of Exhibit F hereto”; and

(c)a new exhibit in the form set out in the schedule to this agreement shall be inserted as a new exhibit F of the Facility Agreement entitled “Exhibit F – Silversea Indebtedness and Liens”.
4.Save as expressly amended by this agreement, all other terms and conditions of the Facility Agreement and the other Loan Documents shall remain unaltered and, other than in respect of the Facility Agreement (which shall come into effect on the Novation Effective Date), in full force and effect.
5.This agreement is a Loan Document.
6.No term of this agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by anyone who is not a party to this agreement.
7.This agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this agreement.
8.This agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. The provisions of Section 11.14 of the Facility Agreement shall apply with equal effect to this agreement as if the Facility Agreement was in full force and effect on the date of this agreement.

/s/ ELAINE ANDERSON
Elaine Anderson - Director
For and on behalf of
Palmeraie Finance Limited
as Existing Borrower

/s/ ANTJE M. GIBSON
Antje M. Gibson
For and on behalf of
Royal Caribbean Cruises Ltd.
as New Borrower

/s/ CLAIRE CRAWFORD
Claire Crawford, Delegated Signatory
For and on behalf of
Citibank Europe Plc, UK Branch
as Facility Agent on behalf of the Lenders

/s/ VIOLA JAPAUL
Viola Japaul, Attorney
For and on behalf of
Citicorp Trustee Company Limited
as Security Trustee on behalf of the Finance Parties

/s/ CHRISTOPHER CONWAY
Christopher Conway, Managing Director
For and on behalf of
Citibank N.A., London Branch
as Global Coordinator

/s/ GUY WOELFEL
Guy Woelfel, Authorised Signatory
/s/ PHILIPPE ABONNEAU
Philippe Abonneau, Authorised Signatory
For and on behalf of
HSBC France
as French Coordinating Bank

/s/ ALEXANDRA PENDA
Alexandra Penda, Authorised Signatory
For and on behalf of
HSBC France
as ECA Agent on behalf of the Lenders

Schedule

Exhibit F
Silversea Liens and Indebtedness

SECTION 1: Existing Indebtedness of Silversea
(a)     The obligations of the Borrower or its Subsidiaries in connection with those certain Bareboat Charterparties with respect to (i) the vessel SILVER EXPLORER dated July 22, 2011 between Silversea Cruises Ltd. and Hammonia Adventure and Cruise Shipping Company Ltd. and (ii) the vessel SILVER WHISPER dated March 15, 2012 between Whisper S.p.A. and various lessors, and the replacement, extension, renewal or amendment of each of the foregoing without increase in the amount or change in any direct or contingent obligor of such obligations, (the “Existing Silversea Leases”);
(b)    Indebtedness arising pursuant to that certain Bareboat Charterparty dated May 17, 2018 by and between Hai Xing 1702 Limited and Silversea New Build Eight Ltd., as such agreement may be amended from time to time; and
(c)     Indebtedness secured by Liens of the type described in Section 2 of this Exhibit F.
SECTION 2: Existing Liens of Silversea
(a)     Liens securing the $620,000,000 in principal amount of 7.25% senior secured notes due 2025 issued by Silversea Cruise Finance Ltd. pursuant that certain Indenture dated as of January 30, 2017;
(b)     Liens on the vessels SILVER WHISPER and SILVER EXPLORER existing as of 29 April 2020 and securing the Existing Silversea Leases (and any Lien on such vessels securing any refinancing of the Existing Silversea Leases, so long as such Vessel was subject to a Lien securing the Indebtedness being refinanced immediately prior to such refinancing);
(c)     Liens on the Vessel with Hull 6280 built or being built at Fincantieri S.p.A. and arising pursuant to that certain Bareboat Charterparty dated May 17, 2018 by and between Hai Xing 1702 Limited and Silversea New Build Eight Ltd., as such agreement may be amended from time to time (and any Lien on such Vessel securing any refinancing of such bareboat charterparty); and
(d)     Liens securing Indebtedness of the type described in Section 1 of this Exhibit F.